Exhibit 4.11

AMENDMENT NO. 3

TO

Registration rights agreement

This Amendment No. 3 (this “Amendment”) to the Registration Rights Agreement, dated as of December 30, 2013 (as amended from time to time, the “Registration Rights Agreement”), by and among Paycom Software, Inc., Paycom Payroll, LLC, Welsh, Carson, Anderson & Stowe X, L.P., WCAS Management Corporation, WCAS Capital Partners IV, L.P., WCAS Paycom Holdings, Inc., each of the Persons listed on the signature pages attached to the Registration Rights Agreement and each other Person who executed a joinder thereto, is made and entered into as of May 12, 2020. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement.

WHEREAS, pursuant to Section 11(c) of the Registration Rights Agreement, except as otherwise provided therein, no modification, amendment or waiver to or of the Registration Rights Agreement or any provision thereof shall be effective against the Company or the other Persons party thereto unless such modification, amendment or waiver is approved in writing by the Company and the Holders of not less than a majority of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, being the Holders of not less than a majority of the Registrable Securities, give their written consent to amend the Registration Rights Agreement as follows:

1.New Section 11(k). Section 11 of the Registration Rights Agreement is hereby amended by adding the following provision as Section 11(k):

“(k) Termination.  This Agreement shall terminate in its entirety and be of no further force or effect on the effective date of a written agreement providing for the termination of this Agreement, signed by the Company and the Holders of not less than a majority of the Registrable Securities; provided, that the provisions of Section 7 shall survive any such termination.”

2.Miscellaneous.

a.Effect of Amendment. In the event of any inconsistency or conflict between the Registration Rights Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as modified by this Amendment, the Registration Rights Agreement shall continue in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Registration Rights Agreement or in any other document or instrument delivered in connection therewith, other than those provisions of the Registration Rights Agreement specifically amended as set forth in this Amendment.

b.Entire Agreement. This Amendment and the Registration Rights Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Any reference to the Registration Rights Agreement after this Amendment is first effective shall be deemed to be a reference to the Registration Rights Agreement as amended hereby.

c.Successors and Assigns. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Amendment which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent Holder.

d.Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

e.Counterparts. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

f.GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAWS OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

g.Descriptive Headings. The descriptive headings of this Amendment are included for convenience only and do not constitute a part of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to the Registration Rights Agreement as of the date first above written.

Paycom Software, Inc.

By: /s/ Chad Richison

Name: Chad Richison

Title: Chief Executive Officer

Paycom Payroll, LLC

By: /s/ Chad Richison

Name: Chad Richison

Title: Chief Executive Officer

Ernest Group, Inc.

By: /s/ Chad Richison

Name: Chad Richison

Title: President

The Ruby Group, Inc.

By: /s/ Chad Richison

Name: Chad Richison

Title: President

/s/ Jeffrey D. York

Jeffrey D. York